Exhibit 23.2

CONSENT OF BDO USA, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos 333-187711, 333-179903, 333-172166 and 333-167752 pertaining to 2002 Stock Plan, as amended, and 2010 Equity Incentive Award Plan) of Codexis, Inc. of our reports dated March 12, 2014, relating to the consolidated financial statements, and the effectiveness of Codexis, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
March 12, 2014